As filed with the Securities and Exchange Commission on March 12, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRAIL, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	86-3673636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1525 O’Brien Drive Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

2024 Incentive Award Plan
2024 Employee Stock Purchase Plan
(Full Title of the Plans)

Abram Barth
General Counsel and Secretary
GRAIL, Inc.
1525 O’Brien Drive
Menlo Park, California 94025
(Name and Address of Agent for Service)

(833) 694-2553
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

W. Alex Voxman
Andrew Clark
Ross McAloon
Emily Corbi
Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071
(213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 317,335 shares of the common stock of GRAIL, Inc. (the “Registrant”) to be issued pursuant to the GRAIL, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”) and an additional 368,055 shares of the common stock of the Registrant to be issued under the GRAIL, Inc. 2024 Incentive Award Plan (together with the ESPP, the “Plans”). A Registration Statement of the Registrant on Form S-8 relating to the Plans is effective.
INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8
Except as set forth below, the contents of the Registration Statements on Forms S-8 (Files No. 333-280424 and 333-285580), including any amendments thereto, filed with the Securities and Exchange Commission, relating to the Plans, are incorporated by reference herein.

Item 8.	Exhibits

Exhibit Number	Exhibit Description	Form	Incorporated by Reference Date	Number	Filed Herewith
4.1	Certificate of Incorporation of GRAIL, Inc.	8-K	06/24/2024	3.1
4.2	Amended and Restated Bylaws of GRAIL, Inc.	8-K	06/24/2024	3.2
5.1	Opinion of Latham & Watkins LLP				X
23.1	Consent of Independent Registered Public Accounting Firm				X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on signature page)
99.1	Form of 2024 Employee Stock Purchase Plan	8/K/A	07/02/2024	10.2
99.2	GRAIL, Inc. 2024 Incentive Award Plan	8/K/A	07/02/2024	10.1
99.3	Form of Restricted Stock Unit Award Agreement	10-12B/A	5/29/2024	10.9
99.4	Form of Stock Option Agreement	10-12B/A	5/29/2024	10.10
107.1	Registration Fee Table				X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 12th of March, 2026.

GRAIL, INC.

By:	/s/ Robert Ragusa
Name: Robert Ragusa
Title: Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert Ragusa, Abram Barth and Donald Lang, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert Ragusa	Director and Chief Executive Officer	March 12, 2026
Robert Ragusa	(Principal Executive Officer)

/s/ Aaron Freidin	Chief Financial Officer	March 12, 2026
Aaron Freidin	(Principal Financial Officer and Principal Accounting Officer)

/s/ William Chase	Director	March 12, 2026
William Chase

/s/ Sarah Krevans	Director	March 12, 2026
Sarah Krevans

/s/ Steven Mizell	Director	March 12, 2026
Steven Mizell

/s/ Gregory Summe	Director and Chairperson of the Board	March 12, 2026
Gregory Summe